Exhibit 99.1 For more information, contact: James M. Otterberg Chief Financial Officer (336) 316-5424

Unifi Announces Second Quarter 2014 Results

GREENSBORO, N.C., – January 21, 2014 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for the second quarter ended December 29, 2013 of its 2014 fiscal year. Net income for the current year quarter was $6.4 million, or $0.34 per basic share, compared to net income of $2.4 million, or $0.12 per basic share, for the prior year quarter, reflecting gains from improved margins, lower net interest expense and higher earnings from the Company’s equity affiliates. These gains were partially offset by higher expenses for income taxes.

Highlights for the December 2013 quarter included:

●	Adjusted EBITDA improved to $12.6 million for the current year quarter from $12.2 million for the prior year quarter;
●	Domestic gross profit was higher due to improved margins and lower expenses for depreciation;
●	Higher earnings from the Company’s equity affiliates, primarily Parkdale America LLC, increased income before income taxes by $3.9 million versus the prior year quarter; and
●	The Company used $12.9 million of excess cash flows from operations to repurchase 522,220 shares of its common stock under its previously announced stock repurchase program.

A net sales decrease of $11.5 million, or 6.7%, to $160.6 million for the second quarter of the current year compared to net sales of $172.1 million for the prior year quarter, was offset by improved operating margins and earnings from equity affiliates. The comparative decrease was primarily attributable to the timing of the holiday shutdown, which adversely affected domestic sales activity in the second quarter of the current year versus the third quarter of the prior year; in addition, declines in sales volumes for the Company’s foreign subsidiaries, reductions in lower margin business and the currency translation effects of the weakened Brazilian Real also contributed to lower net sales.

Unifi Announces Second Quarter 2014 Results – page 2

“We are encouraged with the continued performance of our domestic business, focusing on products that are profitable, defensible and compliant within the Central American Free Trade Agreement, and we have experienced growth in our domestic operations from our premier value-added products,” said Roger Berrier, President and Chief Operating Officer of Unifi. “Although operating conditions remain challenging in Brazil and China, we remain encouraged by the long-term sales opportunities that we anticipate from the development work that we are currently engaged in.”

Cash-on-hand as of December 29, 2013 was $15.5 million, an increase of $6.8 million from June 30, 2013. Net debt at the end of the December 2013 quarter was $87.3 million, compared to $89.0 million at June 30, 2013. As of December 29, 2013, the weighted average interest rate for the Company’s outstanding debt obligations was 3.1%.

Net income was $15.3 million, or $0.80 per basic share, for the six months ended December 29, 2013 compared to net income of $4.7 million, or $0.23 per share, for the prior year six-month period. A net sales decrease of $15.7 million, or 4.5%, to $329.3 million for the current year six-month period compared to net sales of $345.0 million for the prior year six-month period, was offset by improved operating margins and earnings from equity affiliates.

“We continue to have strong, improving earnings and cash flow. Our operating results over the past twelve months have enabled us to fund our operating and capital needs, while repurchasing $38 million of the Company’s common stock and reducing net debt by slightly over $4 million, significantly enhancing shareholder value,” said Bill Jasper, Chairman and CEO of Unifi. “We expect to continue our financial improvement by continuing to focus on lean manufacturing initiatives, enriching our product mix and deriving value from sustainability based initiatives.”

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Unifi Announces Second Quarter 2014 Results – page 3

The Company will provide additional commentary regarding its second quarter results during its earnings conference call on January 22, 2014, at 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.unifi.com/ and will be available for replay approximately two hours after the live event and will be archived for approximately twelve months. Additional supporting materials and information related to the call, as well as the Company's financial results for the December 2013 quarter will also be available at http://investor.unifi.com/.

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells textured and other processed yarns designed to meet customer specifications, and premier value-added (“PVA”) yarns with enhanced performance characteristics. Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings. Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, AIO® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV and MICROVISTA®. Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end use markets. For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

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Financial Statements to Follow

Unifi Announces Second Quarter 2014 Results – page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(amounts in thousands, except share and per share amounts)

	December 29, 2013	June 30, 2013
ASSETS
Cash and cash equivalents	$15,522	$8,755
Receivables, net	77,536	98,392
Inventories	110,765	110,667
Income taxes receivable	1,374	1,388
Deferred income taxes	1,831	1,715
Other current assets	5,371	5,913
Total current assets	212,399	226,830

Property, plant and equipment, net	116,562	115,164
Deferred income taxes	2,590	2,196
Intangible assets, net	8,549	7,772
Investments in unconsolidated affiliates	101,562	93,261
Other non-current assets	4,510	10,243
Total assets	$446,172	$455,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$35,740	$45,544
Accrued expenses	12,517	18,485
Income taxes payable	417	851
Current portion of long-term debt	1,316	65
Total current liabilities	49,990	64,945
Long-term debt	101,508	97,688
Other long-term liabilities	6,950	5,053
Deferred income taxes	1,991	1,300
Total liabilities	160,439	168,986
Commitments and contingencies

Common stock, $0.10 par (500,000,000 shares authorized, 19,035,918 and 19,205,209 shares outstanding)	1,904	1,921
Capital in excess of par value	42,814	36,375
Retained earnings	248,242	252,112
Accumulated other comprehensive loss	(8,662)	(5,500)
Total Unifi, Inc. shareholders’ equity	284,298	284,908
Non-controlling interest	1,435	1,572
Total shareholders’ equity	285,733	286,480
Total liabilities and shareholders’ equity	$446,172	$455,466

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Unifi Announces Second Quarter 2014 Results – page 5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 29, 2013	December 23, 2012	December 29, 2013	December 23, 2012
Net sales	$160,617	$172,071	$329,286	$344,971
Cost of sales	142,120	155,380	290,804	310,260
Gross profit	18,497	16,691	38,482	34,711
Selling, general and administrative expenses	11,491	11,532	21,605	22,679
Provision for bad debts	87	73	49	183
Other operating expense, net	1,145	580	2,769	1,161
Operating income	5,774	4,506	14,059	10,688
Interest income	(142)	(144)	(1,356)	(268)
Interest expense	903	1,361	2,155	2,805
Loss on extinguishment of debt	—	114	—	356
Equity in earnings of unconsolidated affiliates	(5,122)	(1,258)	(11,245)	(1,929)
Income before income taxes	10,135	4,433	24,505	9,724
Provision for income taxes	3,924	2,216	9,675	5,449
Net income including non-controlling interest	6,211	2,217	14,830	4,275
Less: net (loss) attributable to non-controlling interest	(232)	(209)	(483)	(445)
Net income attributable to Unifi, Inc.	$6,443	$2,426	$15,313	$4,720

Net income attributable to Unifi, Inc. per common share:
Basic	$0.34	$0.12	$0.80	$0.23
Diluted	$0.32	$0.12	$0.76	$0.23

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Unifi Announces Second Quarter 2014 Results – page 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(amounts in thousands)

	For The Six Months Ended
	December 29, 2013	December 23, 2012
Cash and cash equivalents at beginning of year	$8,755	$10,886
Operating activities:
Net income including non-controlling interest	14,830	4,275
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(11,245)	(1,929)
Dividends received from unconsolidated affiliates	3,059	2,724
Depreciation and amortization expense	8,625	12,997
Loss on extinguishment of debt	—	356
Non-cash compensation expense	1,611	1,326
Excess tax benefit on stock-based compensation plans	(3,536)	—
Deferred income taxes	25	3,159
Other	3,465	97
Changes in assets and liabilities, excluding effects of foreign currency adjustments:
Receivables, net	19,829	10,447
Inventories	(1,609)	5,467
Other current assets and income taxes receivable	3,684	(784)
Accounts payable and accrued expenses	(19,299)	(12,235)
Income taxes payable	3,137	(1,161)
Net cash provided by operating activities	22,576	24,739
Investing activities:
Capital expenditures	(9,431)	(2,872)
Other investments	—	(1,620)
Proceeds from sale of assets	268	56
Proceeds from other investments	392	—
Other	(60)	(55)
Net cash used in investing activities	(8,831)	(4,491)
Financing activities:
Proceeds from revolving credit facility	72,700	28,700
Payments on revolving credit facility	(74,800)	(35,700)
Proceeds from term loan	7,200	—
Payments on term loans	—	(10,516)
Payments of debt financing fees	(3)	(63)
Proceeds from related party term loan	—	1,250
Repurchase and retirement of common stock	(18,686)	—
Proceeds from stock option exercises	2,833	29
Contributions from non-controlling interest	346	480
Excess tax benefit on stock-based compensation plans	3,536	—
Other	(29)	(39)
Net cash used in financing activities	(6,903)	(15,859)

Effect of exchange rate changes on cash and cash equivalents	(75)	(29)
Net increase in cash and cash equivalents	6,767	4,360
Cash and cash equivalents at end of period	$15,522	$15,246

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Unifi Announces Second Quarter 2014 Results – page 7

RECONCILIATIONS OF NET INCOME ATTRIBUTABLE TO UNIFI, INC. TO ADJUSTED EBITDA (Unaudited)

(amounts in thousands)

The reconciliations of Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 29, 2013	December 23, 2012	December 29, 2013	December 23, 2012
Net income attributable to Unifi, Inc.	$6,443	$2,426	$15,313	$4,720
Provision for income taxes	3,924	2,216	9,675	5,449
Interest expense, net	761	1,217	799	2,537
Depreciation and amortization expense	4,080	6,298	8,349	12,631
EBITDA	15,208	12,157	34,136	25,337

Non-cash compensation expense	1,197	705	1,611	1,326
Loss on extinguishment of debt	—	114	—	356
Other	1,284	438	2,546	891
Adjusted EBITDA including equity affiliates	17,689	13,414	38,293	27,910

Equity in earnings of unconsolidated affiliates	(5,122)	(1,258)	(11,245)	(1,929)
Adjusted EBITDA	$12,567	$12,156	$27,048	$25,981

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Unifi Announces Second Quarter 2014 Results – page 8

NON-GAAP FINANCIAL MEASURES

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors. These non-GAAP financial measures are Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA including equity affiliates, and Adjusted EBITDA.

EBITDA represents net income or loss attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense. Adjusted EBITDA including equity affiliates represents EBITDA adjusted to exclude non-cash compensation expense, gains or losses on extinguishment of debt, loss on previously held equity interest, and certain other adjustments. Such other adjustments include operating expenses for Repreve Renewables, restructuring charges and start-up costs, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, certain employee healthcare expenses, and other operating or non-operating income or expense items necessary to understand and compare the underlying results of the Company. Adjusted EBITDA represents Adjusted EBITDA including equity affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates. The Company may, from time to time, change the items included within Adjusted EBITDA.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA are alternative views of performance used by management, and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures. Management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

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Unifi Announces Second Quarter 2014 Results – page 9

In evaluating EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments included herein. Our presentation of EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered as substitutes for net income, operating income or any other performance measures determined in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Each of our EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

•	It does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the cash requirements necessary to make payments on our debt;

•	it does not reflect our future requirements for capital expenditures or contractual commitments;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

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Unifi Announces Second Quarter 2014 Results – page 8

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive,” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact; they involve risk and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of worldwide competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, such as recession and other economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; the continuity of the Company’s leadership; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; the ability to reduce production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities law. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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